UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

Tornier N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of Principal Executive Offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On February 23, 2012, Tornier N.V. (“Tornier”) issued a press release announcing its consolidated financial results for the fourth quarter and year ended January 1, 2012.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the press release includes the following non-GAAP measures:  Tornier’s revenues on a constant currency basis; EBITDA, which represents net loss before interest expense, income tax expense and benefit, depreciation and amortization; Adjusted EBITDA, which gives further effect to, among other things, non-operating income and expense, foreign currency transaction gains and losses, share-based compensation, loss on extinguishment of debt, special charges and operating expenses from a consolidated variable interest entity; and free cash flow.

In order to measure Tornier’s sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign currency exchange rates, which affects the comparability and trend of sales.  Constant currency results are calculated by translating current period results at prior period average foreign currency exchange rates.

Tornier believes that financial results on a constant currency basis, EBITDA, Adjusted EBITDA and free cash flow provide additional information for measuring Tornier’s financial performance and are measures frequently used by securities analysts and investors; and therefore, Tornier’s management uses these metrics to evaluate Tornier’s business.  Revenue on a constant currency basis, EBITDA, Adjusted EBITDA and free cash flow do not represent, and should not be used as a substitute for, revenue, net income (loss) or cash flows from operations as determined in accordance with GAAP, and neither EBITDA, Adjusted EBITDA or free cash flow is necessarily an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements.

Tornier’s definitions of revenue on a constant currency basis, EBITDA, Adjusted EBITDA and free cash flow may differ from that of other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Tornier believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Tornier’s results of operations as determined in accordance with GAAP and these measures should only be used to evaluate Tornier’s results of operations in conjunction with the corresponding GAAP measures.

Tornier uses these non-GAAP measures in making operating decisions because it believes the measures provide meaningful supplemental information regarding Tornier’s core operational performance and give a better understanding of how Tornier should invest in research and development activities and how Tornier should allocate resources to both ongoing and prospective business initiatives.  Tornier uses these non-GAAP measures to help make budgeting and spending decisions, for example, between product development expenses and research and development, sales and marketing and general and administrative expenses.  Additionally, management is evaluated on the basis of these non-GAAP measures when determining achievement of their performance incentive compensation goals.  Further, these non-GAAP measures facilitate management’s internal comparisons to both Tornier’s historical operating results and to Tornier’s competitors’ operating results.

All of the historical non-GAAP measures are reconciled to the most directly comparable GAAP measure in the press release.  Tornier is furnishing the information contained in this report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”).  This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.  By filing this report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this report, including Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued February 23, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2012	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release issued February 23, 2012	Furnished herewith